Exhibit 99.23(j)

FORM N1-A, ITEM 23 (j)

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-1A of our report dated February 17, 2012 relating to the financial statements and financial highlights, which appear in the 2011 Annual Report to Shareholders of OneAmerica Funds, Inc., which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana

April 19, 2012